UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, NJ	07823
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (908) 750-3953

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 30, 2026, Edible Garden AG Incorporated (the “Company”) entered into a Real Estate Purchase Contract (the “Purchase Contract”) with Iowa Shrimp Holdings, LLC (the “Seller”), pursuant to which the Company agreed to acquire from the Seller certain real and personal property located in Hamilton County, Iowa, including the real property located in Webster City, Hamilton County, Iowa, together with the buildings, improvements and certain fixtures, equipment, contracts, permits and other property rights associated therewith (collectively, the “Property”). The Property is being developed as the Company’s Prairie Hills ready-to-drink manufacturing facility.

On October 30, 2026, pursuant to the Purchase Contract, the Company completed the acquisition of the Property (the “Closing”). At the Closing, the Seller conveyed the Property to Edible Garden Prairie Hills LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Prairie Hills”). At the direction of the Seller, the Company issued to Streeterville Capital, LLC (“Streeterville”) 1,000 shares of the Company’s Series B Preferred Stock, which the parties assigned an agreed value of $1,000,000, and the Company issued to Streeterville a secured promissory note in the original principal amount of $3,825,000 (the “Note”). The Note matures five years after the date of issuance and bears interest at a rate of 8% per annum, compounded daily. The Company’s obligations under the Note are secured by a real estate mortgage on the Property granted by Prairie Hills in favor of Streeterville (the “Mortgage”). Together with the 1,500 shares of Series B Preferred Stock previously issued by the Company to Streeterville on September 30, 2026, which the parties assigned an agreed value of $1,500,000, the aggregate purchase price for the Property was $6,325,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Note is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Closing Preferred Shares is incorporated herein by reference.

At the Closing, pursuant to the Purchase Contract and at the direction of the Seller, the Company issued to Streeterville 1,000 shares of the Company’s Series B Preferred Stock. The parties assigned such shares an aggregate value of $1,000,000, which constituted a portion of the purchase price for the Property. The shares were issued in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. No underwriting discounts or commissions were paid in connection with the issuance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: October 30, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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